Exhibit 99.1

NEWS RELEASE

April 20, 2006

Western Goldfields Announces 3,500,000 Ounce Gold Resource for Mesquite Mine, Imperial County, California

All dollar amounts are in US dollars.

Toronto, Ontario, Canada – Western Goldfields, Inc. (“OTC BB:WGDF. QB.”), is pleased to announce the results from a NI 43-101 compliant resource report for the Mesquite Mine located in Imperial County, California. Independent Mining Consultants, Inc. (“IMC”), of Tucson, Arizona prepared the report in accordance with Canadian NI 43-101.

The Mesquite Mine was operated between 1985 and 2001 by Goldfields Mining Corporation, Santa Fe Pacific Minerals Corporation and finally Newmont Mining Corporation (“Newmont”), who closed the mine in 2001 due to low gold prices and unfavorable economics to proceed with an expansion. At the time of closure, Newmont continued the permitting process for a mine expansion. The expansion permit was approved on July 16, 2002, but due to low gold prices Newmont elected not to reactivate mining at Mesquite.

Western Goldfields, Inc acquired the mine in 2003 and has continued to produce gold from ore placed on heaps by the previous owners. Gold production in 2006 is expected to be 17,000 ounces.

The mine site is permitted, subject to further habitat replacement costs and bonding. Current activity at the mine includes the engineering of the permitted heap leach pad expansion by Vector Colorado, LLC. Micon International Limited has been chosen as the manager for the preparation of a feasibility study to be completed mid year 2006.

The current mineral resources lie within, adjacent to and below the mined open pits known as Big Chief, North Big Chief, Cholla, Vista and Rainbow. The updated measured and indicated resources total 201,895,000 tons at an average grade of 0.018 ounces per ton estimated to contain 3,500,000 ounces of gold. The updated measured, indicated, and inferred resources are included in the attached table.

The mineral resource estimated was tabulated within a floating cone at a $500 gold price. The oxide resource cut-off grade is 0.006 oz/ton and 0.012 oz/ton for non-oxide. Oxide and non-oxide recoveries are based on over 150,000,000 tons of past mining and heap leach production, column leach tests and bottle roll tests. Heap leach oxide recovery is estimated at 75% and heap leach non-oxide recovery at 35%.

Non-oxide classification was based on a combination of geological observation and analytical tests developed by the previous owners. The data base consists of over 6,200 holes drilled between 1982 and 2001.

An internally generated scoping study was completed concurrent with the revised resource estimates on the oxide resources only. The results of this study estimate expansion capital expenditures at $71,700,000. In addition, we estimate life of mine sustaining capital expenditures at $19,500,000. Life of mine average cost of goods sold per ounce is estimated at $325. The estimated average annual production is 170,000 ounces for ten years. Production is expected to commence in 2008. Our preliminary after tax internal rate of return at an assumed gold price of $500 per ounce is 25% and at an assumed gold price of $600 per ounce is 52%.

“The revised estimates for the measured and indicated resources for the Mesquite Mine demonstrate the enormous potential that remains at Mesquite,” said Ray Threlkeld, President and CEO. “This is the first step towards finalizing our feasibility study due to be completed mid year 2006. The 6,200 drill hole data base should give us a very high degree of convertibility from resource to reserve. As the resource was completed within a floating cone, we can now proceed with developing the mineable reserves for the feasibility study.”

The mineral resource for the Mesquite Mine has been estimated with definitions adopted by the Canadian Institute of Mining, Metallurgy and Petroleum. The mineral resource estimate was prepared by Michael Hester, Vice President Independent Mining Consultants, Inc., considered a qualified person, as the term is defined in Canadian Securities Administration National Instrument 43-101.

Western Goldfields, Inc. is a gold producer focused on bringing the Mesquite Mine, located in Imperial County, California into full production. The Company currently has 59,743,051 shares of common stock issued and outstanding and 110,563,896 shares of common stock on a fully diluted basis. For further details on Western Goldfields, Inc., please visit our website at www.westerngoldfields.com.

For further information please contact:

Western Goldfields, Inc.

Raymond W. Threlkeld
President and CEO
Tel: (416) 324-6005
Fax: (416) 324-9494

Email: rthrelkeld@westerngoldfields.com

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 under the caption, “Risk Factors.” Most these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Western Goldfields Inc.
Measured, Indicated and Inferred Resource Estimate
As at April 20, 2006

                                                         BIG CHIEF          CHOLLA          NORTH BIG CHIEF         RAINBOW             VISTA              TOTAL
                                                    --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------
                                                      Ore      Gold     Ore      Gold       Ore       Gold      Ore      Gold      Ore      Gold      Ore       Gold
Resource Class                                       Ktons    (oz/t)   Ktons    (oz/t)     Ktons     (oz/t)    Ktons    (oz/t)    Ktons    (oz/t)    Ktons     (oz/t)
-------------------------- ----------- -----------  --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------
MEASURED MINERAL RESOURCE
      Oxide                                            7,098   0.021    29,533    0.015      1,251     0.019    20,228    0.017    15,245   0.014      73,355    0.016
      Non-Oxide                                          267   0.035     3,157    0.022          0     0.000     2,004    0.018    14,163   0.025      19,591    0.024
--------------------------------------------------  --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------
      Total Measured Mineral Resource                  7,365   0.022    32,690    0.016      1,251     0.019    22,232    0.017    29,408   0.019      92,946    0.018
----- --------------------------------------------  --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------
INDICATED MINERAL RESOURCE
      Oxide                                           10,916   0.016    32,080    0.014      3,716     0.020    24,382    0.020    11,517   0.013      82,611    0.016
      Non-Oxide                                        1,101   0.024     8,076    0.021          0     0.000     3,344    0.020    13,817   0.022      26,338    0.022
----- --------------------------------------------  --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------
      Total Indicated Mineral Resource                12,017   0.017    40,156    0.015      3,716     0.020    27,726    0.020    25,334   0.018     108,949    0.017
----- --------------------------------------------  --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------
MEASURED & INDICATED MINERAL RESOURCE
      Oxide                                           18,014   0.018    61,613    0.014      4,967     0.020    44,610    0.019    26,762   0.014     155,966    0.016
      Non-Oxide                                        1,368   0.026    11,233    0.021          0     0.000     5,348    0.019    27,980   0.024      45,929    0.023
----- --------------------------------------------- --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------
      Total Measured & Indicated Mineral Resource 19,382   0.019    72,846    0.016      4,967     0.020    49,958    0.019    54,742   0.019     201,895    0.018
----- --------------------------------------------- --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------
INFERRED MINERAL RESOURCE
      Oxide                                            5,647   0.019     1,625    0.018        209     0.011       796    0.014       352   0.019       8,629    0.018
      Non-Oxide                                          442   0.035       366    0.019          0     0.000     2,088    0.018       908   0.021       3,804    0.021
----- -------------------- ----------- -----------  --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------
      Total Inferred Mineral Resource                  6,089   0.020     1,991    0.018        209     0.011     2,884    0.017     1,260   0.020      12,433    0.019
----- --------------------------------------------  --------- ------- --------- -------- ---------- --------- --------- -------- --------- ------- ----------- --------

Notes:

1.	The mineral resource estimate was prepared by Michael Hester, Vice President Independent Mining Consultants, Inc., considered a qualified person, as the term is defined in Canadian Securities Administration National Instrument 43-101.

2.	Resources are tabulated within a floating cone at $500 gold.

3.	Measured, indicated and inferred resources were used to develop the cone geometry.

4.	Oxide resource is at a 0.006 oz/ton cutoff grade. Non-oxide is at 0.012 oz/ton.

5.	Oxide recovery assumed at 75%, non-oxide at 35% for cone runs.

6.	All tons are U.S. short tons = 2,000 pounds.